Exhibit 99.1

KKR & Co. L.P. Announces First Quarter 2011 Results

Assets under management (“AUM”) totaled $61.0 billion as of March 31, 2011, up from $54.7 billion as of March 31, 2010.

Fee related earnings (“FRE”) were $126.2 million for the quarter ended March 31, 2011, up from $90.4 million for the quarter ended March 31, 2010.

Gross distributable earnings(1) were $192.9 million for the quarter ended March 31, 2011, up from $84.8 million for the quarter ended March 31, 2010.

Economic net income (“ENI”) was $742.5 million for the quarter ended March 31, 2011, up from $674.8 million for the quarter ended March 31, 2010.

After-tax ENI was $0.96 per adjusted unit for the quarter ended March 31, 2011, up from $0.93 per adjusted unit for the quarter ended March 31, 2010.

GAAP net income attributable to KKR & Co. L.P. was $159.6 million for the quarter ended March 31, 2011, up from $113.8 million for the quarter ended March 31, 2010.

Book value was $6.2 billion on a segment basis as of March 31, 2011, representing $9.08 per adjusted unit.

KKR & Co. L.P. declares a first quarter distribution of $0.21 per common unit.

NEW YORK, May 4, 2011—KKR & Co. L.P. (NYSE: KKR) today reported its first quarter results for 2011.  ENI was $742.5 million for the quarter ended March 31, 2011, an increase of $67.7 million or 10.0%, as compared to ENI of $674.8 million for the quarter ended March 31, 2010. The 6.5% appreciation of KKR’s private equity investments along with increased fees in our private markets segment were the key contributors to the positive results.

AUM was $61.0 billion as of March 31, 2011, up 11.6% from March 31, 2010. The increase resulted from continued investment appreciation as well as new capital raised, partially offset by distributions to the limited partners of our funds. Fee paying assets under management (“FPAUM”) were $45.7 billion as of March 31, 2011, up 7.5% from March 31, 2010, driven primarily by new capital raised.

“The first quarter represented a good start to 2011 for each of our businesses. In particular, this quarter’s strong financial results benefited from a growing number of monetization and exit events across our private equity portfolio, which generated the most distributable cash carry we have had in a quarter since going public.  We also achieved meaningful outperformance in our credit strategies, all of which continue to outperform benchmark indices. Finally, our capital markets business has continued to scale, demonstrating well rounded transaction activity across geographies and products,” said Henry R. Kravis and George R. Roberts, Co-Founders, Co-Chairmen and Co-Chief Executive Officers of KKR.

Note: Certain financial measures, including FRE, ENI, after-tax ENI and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) See Distribution Calculation on page 18 for the calculation of gross distributable earnings.

GAAP RESULTS

Net income attributable to KKR & Co. L.P. for the quarter ended March 31, 2011 was $159.6 million or $0.75 per common unit, an increase of $45.8 million or $0.19 per common unit, as compared to net income attributable to KKR & Co. L.P. of $113.8 million or $0.56 per common unit for the quarter ended March 31, 2010.  The growth was primarily driven by an increase in fees earned and a decrease in equity-based payments recognized.

SEGMENT RESULTS

Private Markets

AUM in the private markets segment was $46.2 billion as of March 31, 2011, unchanged from December 31, 2010, as appreciation in KKR’s private equity portfolio was offset by distributions to limited partners arising from realizations.

FPAUM in the private markets segment was $37.9 billion as of March 31, 2011, a decrease of $0.3 billion or 0.8%, as compared to FPAUM of $38.2 billion as of December 31, 2010.  The decrease was primarily due to realization activity in KKR’s private equity portfolio, partially offset by favorable changes in foreign exchange related to Euro denominated commitments and invested capital as well as new capital raised.

FRE in the private markets segment was $90.6 million for the quarter ended March 31, 2011, an increase of $34.4 million or 61.2%, as compared to FRE of $56.2 million for the quarter ended March 31, 2010.  The increase was primarily due to (i) higher monitoring fees as a result of $68.8 million of termination payments on monitoring agreements with two portfolio companies during the first quarter of 2011, which impacted FRE by $37.8 million net of associated fee credits and (ii) higher transaction fees as a result of an increase in transaction fee-generating investment activity. These increases were partially offset by higher compensation and other operating expenses.

ENI in the private markets segment was $276.7 million for the quarter ended March 31, 2011, an increase of $83.0 million or 42.8%, as compared to ENI of $193.7 million for the quarter ended March 31, 2010. The increase was primarily due to higher net carried interest resulting from a lower level of management fee refunds and the increase in FRE discussed above.

Public Markets

AUM and FPAUM in the public markets segment as of March 31, 2011 were $14.8 billion and $7.8 billion, respectively, both unchanged from December 31, 2010.  Appreciation in the net asset value of certain investment vehicles and new capital raised were largely offset by redemptions.

FRE in the public markets segment was $14.5 million for the quarter ended March 31, 2011, a decrease of $1.2 million or 7.6%, as compared to FRE of $15.7 million for the quarter ended March 31, 2010.  The decrease was primarily due to higher compensation and other operating expenses in connection with the development of the equity strategies platform, partially offset by an increase in management fees related to new capital raised.

ENI in the public markets segment was $15.9 million for the quarter ended March 31, 2011, a decrease of $0.4 million or 2.5%, as compared to ENI of $16.3 million for the quarter ended March 31, 2010.  The decrease was primarily due to the decline in FRE discussed above, partially offset by higher net carried interest resulting from an increase in the amount of carry-generating invested capital as compared to the prior period.

Capital Markets and Principal Activities

FRE in the capital markets and principal activities segment was $21.1 million for the quarter ended March 31, 2011, an increase of $2.6 million or 14.1%, as compared to FRE of $18.5 million for the quarter ended March 31, 2010. The increase was primarily due to a higher level of overall capital markets transaction activity resulting from an improved environment and the continued growth of this business.

ENI in the capital markets and principal activities segment was $449.9 million for the quarter ended March 31, 2011, a decrease of $14.9 million or 3.2%, as compared to ENI of $464.8 million for the quarter ended March 31, 2010. The decrease was primarily due to a lower level of investment income. While the fair value of KKR’s principal investments increased during the first quarter of 2011, the level of appreciation was slightly lower than in the first quarter of 2010.

CAPITAL AND LIQUIDITY

As of March 31, 2011, KKR had an available cash balance of $1.1 billion and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $1.6 billion (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of March 31, 2011).

As of March 31, 2011, KKR’s portion of total uncalled commitments to its investment funds was $864.8 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
2006 Fund	$313,327
European Fund III	297,452
Asian Fund	115,476
Infrastructure Fund	50,000
E2 Investors (Annex Fund)	30,833
China Growth Fund	8,506
Natural Resources I	5,936
Other Private Markets Commitments	1,126
Total Private Markets Commitments	822,656

Public Markets
Mezzanine Fund	30,300
Special Situations Vehicles	11,800
Total Public Markets Commitments	42,100

Total Uncalled Commitments	$864,756

DISTRIBUTION

A distribution of $0.21 per common unit will be paid on May 27, 2011 to unitholders of record as of the close of business on May 16, 2011.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Wednesday, May 4, 2011 at 10:00 a.m. EDT. The conference call may be accessed by dialing (888) 211-7360 (U.S. callers) or +1 (913) 312-1390 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of KKR’s website at http://www.kkr.com/kkr_ir/kkr_events.cfm.  A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 6213651, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Relations section of KKR’s website at www.kkr.com. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email within the “Email Alerts” area of the Investor Relations section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $61.0 billion in assets under management as of March 31, 2011.  With 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to assets under management, fee paying assets under management, fee related earnings, economic net income, committed dollars invested, uncalled commitments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011 and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Pam Testani	Kristi Huller
Kohlberg Kravis Roberts & Co. L.P.	Kohlberg Kravis Roberts & Co. L.P.
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel: +1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com

* * * * *

KKR

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)

(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2011	March 31, 2010
Revenues
Fees	$231,843	$106,031

Expenses
Compensation and Benefits	356,554	365,531
Occupancy and Related Charges	12,554	9,685
General, Administrative and Other	45,121	77,724
Fund Expenses	9,523	10,368
Total Expenses	423,752	463,308

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,487,209	2,286,553
Dividend Income	4,808	442,907
Interest Income	65,368	48,303
Interest Expense	(17,252)	(13,827)
Total Investment Income (Loss)	2,540,133	2,763,936

Income (Loss) Before Taxes	2,348,224	2,406,659

Income Taxes	30,783	13,452

Net Income (Loss)	2,317,441	2,393,207

Less: Net Income (Loss) Attributable to
Noncontrolling Interests in Consolidated Entities	1,748,972	1,987,130
Less: Net Income (Loss) Attributable to
Noncontrolling Interests Held by KKR Holdings L.P.	408,904	292,241

Net Income (Loss) Attributable to KKR & Co. L.P.	$159,565	$113,836

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.75	$0.56
Diluted (a)	$0.75	$0.56
Weighted Average Common Units Oustanding
Basic	213,479,630	204,902,226
Diluted (a)	213,509,630	204,902,226

(a) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Fees
Management and incentive fees:
Management fees	$127,550	$119,043	$111,029
Incentive fees	12,013	8,427	12,500
Management and incentive fees	139,563	127,470	123,529

Monitoring and transaction fees:
Monitoring fees	90,427	22,108	22,532
Transaction fees	87,276	86,774	55,534
Fee credits	(72,992)	(21,671)	(14,267)
Net monitoring and transaction fees	104,711	87,211	63,799

Total fees	244,274	214,681	187,328

Expenses
Compensation and benefits	63,140	55,594	52,253
Occupancy and related charges	11,859	10,124	9,685
Other operating expenses	43,072	53,872	35,001
Total expenses	118,071	119,590	96,939

Fee Related Earnings	126,203	95,091	90,389

Investment income (loss)
Gross carried interest	332,121	416,442	323,211
Less: allocation to KKR carry pool	(139,515)	(169,305)	(99,382)
Less: management fee refunds (a)	(4,804)	(24,412)	(83,740)
Net carried interest	187,802	222,725	140,089
Other investment income (loss)	430,175	398,389	444,702
Total investment income (loss)	617,977	621,114	584,791

Income (Loss) before noncontrolling interests in Income of consolidated entities	744,180	716,205	675,180
Income (Loss) attributable to noncontrolling interests	1,660	1,592	376

Economic Net Income (Loss)	$742,520	$714,613	$674,804

Provision for Income Taxes	88,739	17,400	40,078

Economic Net Income, After Taxes (b)	$653,781	$697,213	$634,726

Economic Net Income, After Taxes per Adjusted Unit (c)	$0.96	$1.02	$0.93

Assets Under Management	$61,043,200	$60,997,500	$54,708,700
Fee Paying Assets Under Management	$45,716,600	$46,011,100	$42,528,900
Committed Dollars Invested	$1,127,100	$2,691,000	$1,142,700
Uncalled Commitments	$13,303,600	$14,074,700	$14,234,800

Other Information
Fee Related Earnings	$126,203	$95,091	$90,389
Plus: Depreciation and Amortization	2,641	2,790	2,438
Fee Related EBITDA	$128,844	$97,881	$92,827

Gross Distributable Earnings	$192,938	$157,346	$84,813

GAAP interest expense	$17,252	$18,706	$13,827
Less: interest expense related to debt obligations from investment financing arrangements	6,557	7,535	7,628
Core Interest Expense (d)	$10,695	$11,171	$6,199

(a)          As of March 31, 2011, $62.4 million of carried interest is subject to management fee refunds, which may reduce carried interest in future periods.

(b)        ENI, After Taxes is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP.  The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

(c)          Adjusted units represent the weighted-average fully diluted unit count for Economic Net Income purposes using the if-converted method. See Exhibit B for a reconciliation of this item to the comparable GAAP measure.

(d)         Core interest expense excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds and principal investments.  These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PRIVATE MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Fees
Management and incentive fees:
Management fees	$110,257	$102,684	$98,160
Incentive fees	—	—	—
Management and incentive fees	110,257	102,684	98,160

Monitoring and transaction fees:
Monitoring fees	90,427	22,108	22,532
Transaction fees	53,178	30,942	25,114
Fee credits	(70,787)	(15,673)	(10,077)
Net monitoring and transaction fees	72,818	37,377	37,569

Total fees	183,075	140,061	135,729

Expenses
Compensation and benefits	45,975	42,396	40,841
Occupancy and Related Charges	10,575	9,206	8,925
Other operating expenses	35,884	47,392	29,746
Total expenses	92,434	98,994	79,512

Fee Related Earnings	90,641	41,067	56,217

Investment income (loss)
Gross carried interest	329,047	414,025	322,840
Less: allocation to KKR carry pool	(138,285)	(168,338)	(99,233)
Less: management fee refunds	(4,804)	(24,412)	(83,740)
Net carried interest	185,958	221,275	139,867
Other investment income (loss)	1,067	(111)	(2,594)
Total investment income (loss)	187,025	221,164	137,273

Income (Loss) before noncontrolling interests in Income of consolidated entities	277,666	262,231	193,490
Income (Loss) attributable to noncontrolling interests	927	259	(250)

Economic Net Income (Loss)	$276,739	$261,972	$193,740

Assets Under Management	$46,239,100	$46,223,900	$40,943,100
Fee Paying Assets Under Management	$37,883,600	$38,186,700	$35,901,900
Committed Dollars Invested	$809,700	$2,371,500	$995,500
Uncalled Commitments	$12,071,700	$12,625,900	$12,844,300

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PUBLIC MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Fees
Management and incentive fees:
Management fees	$17,293	$16,359	$12,869
Incentive fees	12,013	8,427	12,500
Management and incentive fees	29,306	24,786	25,369

Monitoring and transaction fees:
Monitoring fees	—	—	—
Transaction fees	3,729	9,292	5,823
Fee credits	(2,205)	(5,998)	(4,190)
Net monitoring and transaction fees	1,524	3,294	1,633

Total fees	30,830	28,080	27,002

Expenses
Compensation and benefits	11,159	7,586	7,142
Occupancy and related charges	955	612	568
Other operating expenses	4,208	3,580	3,597
Total expenses	16,322	11,778	11,307

Fee Related Earnings	14,508	16,302	15,695

Investment income (loss)
Gross carried interest	3,074	2,417	371
Less: allocation to KKR carry pool	(1,230)	(967)	(149)
Less: management fee refunds	—	—	—
Net carried interest	1,844	1,450	222
Other investment income (loss)	(351)	188	508
Total investment income (loss)	1,493	1,638	730

Income (Loss) before noncontrolling interests in Income of consolidated entities	16,001	17,940	16,425
Income (Loss) attributable to noncontrolling interests	138	157	145

Economic Net Income (Loss)	$15,863	$17,783	$16,280

Assets Under Management	$14,804,100	$14,773,600	$13,765,600
Fee Paying Assets Under Management	$7,833,000	$7,824,400	$6,627,000
Committed Dollars Invested	$317,400	$319,500	$147,200
Uncalled Commitments	$1,231,900	$1,448,800	$1,390,500

KKR

STATEMENTS OF OPERATIONS

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Fees
Management and incentive fees:
Management fees	$—	$—	$—
Incentive fees	—	—	—
Management and incentive fees	—	—	—

Monitoring and transaction fees:
Monitoring fees	—	—	—
Transaction fees	30,369	46,540	24,597
Fee credits	—	—	—
Net monitoring and transaction fees	30,369	46,540	24,597

Total fees	30,369	46,540	24,597

Expenses
Compensation and benefits	6,006	5,612	4,270
Occupancy and related charges	329	306	192
Other operating expenses	2,980	2,900	1,658
Total expenses	9,315	8,818	6,120

Fee Related Earnings	21,054	37,722	18,477

Investment income (loss)
Gross carried interest	—	—	—
Less: allocation to KKR carry pool	—	—	—
Less: management fee refunds	—	—	—
Net carried interest	—	—	—
Other investment income (loss)	429,459	398,312	446,788
Total investment income (loss)	429,459	398,312	446,788

Income (Loss) before noncontrolling interests in Income of consolidated entities	450,513	436,034	465,265
Income (Loss) attributable to noncontrolling interests	595	1,176	481

Economic Net Income (Loss)	$449,918	$434,858	$464,784

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

Quarter Ended March 31, 2011

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$110,257	$17,293	$—	$127,550
Incentive fees	—	12,013	—	12,013
Management and incentive fees	110,257	29,306	—	139,563

Monitoring and transaction fees:
Monitoring fees	90,427	—	—	90,427
Transaction fees	53,178	3,729	30,369	87,276
Fee credits	(70,787)	(2,205)	—	(72,992)
Net monitoring and transaction fees	72,818	1,524	30,369	104,711

Total fees	183,075	30,830	30,369	244,274

Expenses
Compensation and benefits	45,975	11,159	6,006	63,140
Occupancy and related charges	10,575	955	329	11,859
Other operating expenses	35,884	4,208	2,980	43,072
Total expenses	92,434	16,322	9,315	118,071

Fee Related Earnings	90,641	14,508	21,054	126,203

Investment income (loss)
Gross carried interest	329,047	3,074	—	332,121
Less: allocation to KKR carry pool	(138,285)	(1,230)	—	(139,515)
Less: management fee refunds	(4,804)	—	—	(4,804)
Net carried interest	185,958	1,844	—	187,802
Other investment income (loss)	1,067	(351)	429,459	430,175
Total investment income (loss)	187,025	1,493	429,459	617,977

Income (Loss) before noncontrolling interests in Income of consolidated entities	277,666	16,001	450,513	744,180
Income (Loss) attributable to noncontrolling interests	927	138	595	1,660

Economic Net Income (Loss)	$276,739	$15,863	$449,918	$742,520

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

Quarter Ended December 31, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$102,684	$16,359	$—	$119,043
Incentive fees	—	8,427	—	8,427
Management and incentive fees	102,684	24,786	—	127,470

Monitoring and transaction fees:
Monitoring fees	22,108	—	—	22,108
Transaction fees	30,942	9,292	46,540	86,774
Fee credits	(15,673)	(5,998)	—	(21,671)
Net monitoring and transaction fees	37,377	3,294	46,540	87,211

Total fees	140,061	28,080	46,540	214,681

Expenses
Compensation and benefits	42,396	7,586	5,612	55,594
Occupancy and related charges	9,206	612	306	10,124
Other operating expenses	47,392	3,580	2,900	53,872
Total expenses	98,994	11,778	8,818	119,590

Fee Related Earnings	41,067	16,302	37,722	95,091

Investment income (loss)
Gross carried interest	414,025	2,417	—	416,442
Less: allocation to KKR carry pool	(168,338)	(967)	—	(169,305)
Less: management fee refunds	(24,412)	—	—	(24,412)
Net carried interest	221,275	1,450	—	222,725
Other investment income (loss)	(111)	188	398,312	398,389
Total investment income (loss)	221,164	1,638	398,312	621,114

Income (Loss) before noncontrolling interests in Income of consolidated entities	262,231	17,940	436,034	716,205
Income (Loss) attributable to noncontrolling interests	259	157	1,176	1,592

Economic Net Income (Loss)	$261,972	$17,783	$434,858	$714,613

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

Quarter Ended March 31, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	98,160	$12,869	$—	$111,029
Incentive fees	—	12,500	—	12,500
Management and incentive fees	98,160	25,369	—	123,529

Monitoring and transaction fees:
Monitoring fees	22,532	—	—	22,532
Transaction fees	25,114	5,823	24,597	55,534
Fee credits	(10,077)	(4,190)	—	(14,267)
Net monitoring and transaction fees	37,569	1,633	24,597	63,799

Total fees	135,729	27,002	24,597	187,328

Expenses
Compensation and benefits	40,841	7,142	4,270	52,253
Occupancy and related charges	8,925	568	192	9,685
Other operating expenses	29,746	3,597	1,658	35,001
Total expenses	79,512	11,307	6,120	96,939

Fee Related Earnings	56,217	15,695	18,477	90,389

Investment income (loss)
Gross carried interest	322,840	371	—	323,211
Less: allocation to KKR carry pool	(99,233)	(149)	—	(99,382)
Less: management fee refunds	(83,740)	—	—	(83,740)
Net carried interest	139,867	222	—	140,089
Other investment income (loss)	(2,594)	508	446,788	444,702
Total investment income (loss)	137,273	730	446,788	584,791

Income (Loss) before noncontrolling interests in Income of consolidated entities	193,490	16,425	465,265	675,180
Income (Loss) attributable to noncontrolling interests	(250)	145	481	376

Economic Net Income (Loss)	$193,740	$16,280	$464,784	$674,804

KKR

BALANCE SHEETS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except per unit amounts)

As of March 31, 2011

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and cash equivalents	$400,668	$6,324	$659,052		$1,066,044
Investments	—	—	5,045,625	(a)	5,045,625
Unrealized carry	615,573	4,845	—		620,418
Other assets	120,316	54,608	77,452		252,376
Total assets	$1,136,557	$65,777	$5,782,129		$6,984,463

Debt obligations	$—	$—	$500,000		$500,000
Other liabilities	218,536	10,987	36,941		266,464
Total liabilities	$218,536	$10,987	$536,941		$766,464

Noncontrolling interests	(1,082)	747	16,773		16,438

Partners’ capital	$919,103	$54,043	$5,228,415		$6,201,561

Book value per adjusted unit (b)	$1.35	$0.08	$7.65		$9.08

As of December 31, 2010

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Cash and cash equivalents	$229,729	$10,007	$516,544	$756,280
Investments	—	—	4,831,798	4,831,798
Unrealized carry	523,002	3,001	—	526,003
Other assets	194,424	53,222	39,730	287,376
Total assets	$947,155	$66,230	$5,388,072	$6,401,457

Debt obligations	$—	$—	$500,000	$500,000
Other liabilities	104,248	10,193	45,837	160,278
Total liabilities	104,248	10,193	545,837	660,278

Noncontrolling interests	(1,750)	766	16,537	15,553

Partners’ capital	$844,657	$55,271	$4,825,698	$5,725,626

Book value per adjusted unit (b)	$1.24	$0.08	$7.06	$8.38

(a)          See capital markets and principal activities segment schedule of investments that follows in this press release.

(b)         Adjusted units represent the fully diluted unit count using the if-converted method. See Exhibit B for a reconciliation of this item to the comparable GAAP measure.

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT

SCHEDULE OF INVESTMENTS

(Amounts in thousands, except percentage amounts)

	As of March 31, 2011
Investment	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Investments:
Co-investments in portfolio companies of private equity funds:
Dollar General Corporation	$164,291	$588,630	11.7%
HCA Inc.	171,228	512,286	10.2
Alliance Boots GmbH.	301,352	312,870	6.2
The Nielsen Company B.V.	156,839	284,732	5.6
NXP B.V.	250,000	282,357	5.6
Biomet, Inc.	151,443	151,443	3.0
U.S. Foodservice, Inc.	100,000	120,000	2.4
ProSiebenSat.1 Media AG	226,913	113,149	2.2
First Data Corporation	135,258	81,155	1.6
KION Group GmbH.	128,058	59,988	1.2
Energy Future Holdings Corp.	200,000	40,000	0.8
PagesJaunes Groupe S.A.	235,201	—	—
Capmark Financial Group Inc.	137,321	—	—
	2,357,904	2,546,610	50.5%
Private equity funds:
KKR 2006 Fund L.P.	1,098,580	1,157,132	23.0%
KKR Asian Fund L.P.	174,703	248,019	4.9
KKR European Fund III, Limited Partnership	168,243	184,689	3.7
KKR Millennium Fund L.P.	186,024	182,581	3.6
KKR European Fund, Limited Partnership	106,256	123,217	2.4
KKR European Fund II, Limited Partnership	92,939	81,210	1.6
KKR E2 Investors, L.P.	9,432	14,000	0.3
KKR China Growth Fund	1,479	1,775	—
	1,837,656	1,992,623	39.5%

Other Investments	493,386	506,392	10.0%

Total Investments	$4,688,946	$5,045,625	100.0%

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT

SCHEDULE OF INVESTMENTS, CONTINUED

(Amounts in thousands, except percentage amounts)

	As of March 31, 2011
Investment	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Significant Aggregate Investments: (a)

Dollar General Corporation	$227,972	$783,895	15.5%
HCA Inc.	217,011	631,025	12.5
Alliance Boots GmbH	426,523	448,791	9.0
NXP B.V	279,089	314,472	6.2
The Nielsen Company B.V.	172,841	311,336	6.2
	1,323,436	2,489,519	49.4
Other portfolio companies (b)	2,872,124	2,049,714	40.6
Other investments	493,386	506,392	10.0
	$4,688,946	$5,045,625	100.0%

Investments by Geography:
North America	$2,745,450	$3,376,265	66.9%
Europe	1,682,065	1,287,156	25.5
Asia Pacific	261,431	382,204	7.6
	$4,688,946	$5,045,625	100.0%

Investments by Industry:
Healthcare	$976,295	$1,414,821	28.0%
Retail	559,998	1,115,324	22.1
Media/Telecom	822,569	625,403	12.4
Financial Services	870,567	615,171	12.2
Technology	513,963	597,648	11.8
Industrial	301,587	272,526	5.4
Consumer Products	150,853	174,671	3.5
Energy	472,467	189,754	3.8
Other	20,647	40,307	0.8
	$4,688,946	$5,045,625	100.0%

(a)          The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the capital markets and principal activities segment investments balance as of March 31, 2011. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

(b)         Other portfolio companies includes investments in private equity portfolio companies with individual fair values less than 5% of the capital markets and principal activities segment investments balance as of March 31, 2011.

KKR

ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT

(Amounts in thousands)

Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

December 31, 2010	$46,223,900	$14,773,600	$60,997,500

New Capital Raised	66,200	227,800	294,000
Distributions	(2,472,900)	(488,600)	(2,961,500)
Foreign Exchange	146,000	—	146,000
Change in Value	2,275,900	291,300	2,567,200

March 31, 2011	$46,239,100	$14,804,100	$61,043,200

Fee Paying Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

December 31, 2010	$38,186,700	$7,824,400	$46,011,100

New Capital Raised	66,200	227,500	293,700
Distributions	(775,500)	(474,700)	(1,250,200)
Foreign Exchange	392,100	—	392,100
Change in Value	14,100	255,800	269,900

March 31, 2011	$37,883,600	$7,833,000	$45,716,600

KKR

INVESTMENT VEHICLE SUMMARY (UNAUDITED)

As of March 31, 2011

(Amounts in millions, except percentages)

	Investment Period				Percentage Committed
	Commencement Date	End Date	Commitment	Uncalled Commitments	by General Partner	Invested	Realized	Remaining Cost	Fair Value
Private Markets

Private Equity Funds
China Growth Fund	11/2010	11/2016	$1,010.0	$903.7	1.0%	$106.3	$—	$106.3	$127.6
E2 Investors (Annex Fund)	8/2009	11/2011	550.3	435.5	4.1%	114.8	—	114.8	171.7
European Fund III	3/2008	3/2014	6,091.2	3,795.4	4.4%	2,295.8	—	2,295.8	2,497.4
Asian Fund	7/2007	7/2013	3,983.2	1,542.1	2.5%	2,441.1	119.1	2,378.7	3,648.2
2006 Fund	9/2006	9/2012	17,642.2	4,082.3	2.1%	13,559.9	2,589.6	12,298.7	14,580.6
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	1,084.2	5,076.1	4,502.2
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	6,591.8	3,641.8	5,878.8
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	7,363.9	281.8	1,508.7

Total Private Equity Funds			44,113.1	10,759.0		33,354.1	17,748.6	26,194.0	32,915.2

Co-Investment Vehicles	Various	Various	3,194.4	599.9	Various	2,594.5	351.2	2,499.1	3,243.9
Natural Resources I	3/2010	10/2013	257.5	197.8	2.9%	59.7	—	59.7	64.2
Infrastructure Fund	9/2010	9/2016	515.0	515.0	9.7%	—	—	—	—

Private Markets Total			48,080.0	12,071.7		36,008.3	18,099.8	28,752.8	36,223.3

Public Markets
Special Situations Vehicles	Various	Various	1,857.5	858.9	Various	998.6	—	998.6	1,071.7
Mezzanine Fund	3/2010	3/2015	558.6	373.0	8.1%	185.6	—	185.6	192.2

Public Markets Total			2,416.1	1,231.9		1,184.2	—	1,184.2	1,263.9

Total			$50,496.1	$13,303.6		$37,192.5	$18,099.8	$29,937.0	$37,487.2

KKR

DISTRIBUTION CALCULATION

(Amounts in thousands, except unit and per unit amounts)

Quarter Ended
March 31, 2011

FRE	$126,203
Realized cash carry	73,227
Less: local income taxes	(4,832)
Less: noncontrolling interests	(1,660)
Gross distributable earnings	192,938

Distributable earnings to KKR & Co. L.P. (31.67%)	61,103

Less: estimated current corporate income taxes	14,597

Total distribution	$46,506

Distribution per KKR & Co. L.P. common unit	$0.21

Outstanding KKR & Co. L.P. common units	216,317,787

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute gains on principal investments, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.  For the purposes of KKR’s distribution policy, its distributions are expected to consist of an amount consisting of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional  distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) noncontrolling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement.  There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unitholder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

Definitions

Fee related earnings (“FRE”) is comprised of segment operating revenues, less segment operating expenses. The components of FRE on a segment basis differ from the equivalent U.S. GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings; (vi) the exclusion of certain reimbursable expenses and (vii) the exclusion of certain non-recurring items.

Economic net income (“ENI”) is a measure of profitability for KKR’s reportable segments and is comprised of: (i) FRE; plus (ii) segment investment income, which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP.  The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; and (iv) the value of outstanding structured finance vehicles. KKR’s definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory requirements.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees.    FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest); and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles during a given period. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR.

Uncalled commitments represent unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments.

Fee Credits require KKR to share a portion of any monitoring and transaction fees received from portfolio companies with limited partners in certain of its investment funds.  Fee credits exclude fees that are not attributable to a fund’s investment in a portfolio company and generally amount to 80% of monitoring and transaction fees after fund related expenses are recovered.

KKR Carry Pool represents a portion of the carried interest earned in relation to certain of KKR’s active and future investment funds and co-investment vehicles that will be allocated to its principals, other professionals and selected other individuals.

Management Fee Refunds represent 20% of any cash management fees earned from limited partners in the event that certain of KKR’s investment funds recognize a carried interest.  At such time as the fund recognizes a carried interest in an amount sufficient to cover 20% of the cash management fees earned or a portion thereof, carried interest is reduced, not to exceed 20% of cash management fees earned.

Noncontrolling interests represent economic interests that will (i) allocate to a former principal an aggregate of 1% of profits and losses of its management companies until a future date and (ii) allocate to a third party investor an aggregate of 2% of the equity in KKR’s capital markets business.

You should note that KKR’s calculation of FRE, ENI, after-tax ENI, AUM and FPAUM may differ from the calculation of other investment managers and, as a result, its measurements of FRE, ENI, after-tax ENI, AUM and FPAUM may not be comparable to similar measures presented by other investment managers.

KKR

EXHIBIT A

RECONCILIATION OF TOTAL REPORTABLE SEGMENTS FEE RELATED EARNINGS AND ECONOMIC NET INCOME

TO NET INCOME ATTRIBUTABLE TO KKR & CO. L.P.  (GAAP BASIS - UNAUDITED)

(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Total reportable segments fee related earnings	$126,203	$95,091	$90,389
Investment income	617,977	621,114	584,791
Less: Income attributable to noncontrolling interests	(1,660)	(1,592)	(376)
Economic net income (loss)	742,520	714,613	674,804
Income taxes	(30,783)	(14,362)	(13,452)
Amortization of intangibles and other, net	(1,286)	(1,219)	(2,516)
Non-cash equity based charges	(141,982)	(107,040)	(252,759)
Allocation to noncontrolling interests held by KKR Holdings L.P.	(408,904)	(411,413)	(292,241)
Net (income) loss attributable to KKR & Co. L.P.	$159,565	$180,579	$113,836

RECONCILIATION OF TOTAL REPORTABLE SEGMENTS PARTNERS’ CAPITAL TO KKR & CO. L.P. PARTNERS’ CAPITAL

(GAAP BASIS UNAUDITED)

(Amounts in thousands)

	As of March 31, 2011	As of December 31, 2010
Total Reportable Segments Partners’ Capital	$6,201,561	$5,725,626

Plus: Equity impact of KKR Management Holdings Corp. and other	(52,949)	(52,745)
Less: Noncontrolling Interests held by KKR Holdings L.P.	4,687,568	4,346,388

Total KKR & Co. L.P. Partners’ Capital	$1,461,044	$1,326,493

KKR

EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR’s Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Weighted Average GAAP Common Units Outstanding - Basic	213,479,630	209,383,219	204,902,226
Weighted Average Unvested Common Units(a)	30,000	30,000	—
Weighted Average GAAP Common Units Outstanding - Diluted	213,509,630	209,413,219	204,902,226
Adjustments:
Weighted Average KKR Holdings Units (b)	469,527,790	473,624,201	478,105,194
Weighted Average Adjusted Units	683,037,420	683,037,420	683,007,420

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR’s GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	March 31, 2011	December 31, 2010
GAAP Common Units Outstanding - Basic	216,317,787	212,770,091
Unvested Common Units(a)	30,000	30,000
GAAP Common Units Outstanding - Diluted	216,347,787	212,800,091
Adjustments:
KKR Holdings Units (b)	466,689,633	470,237,329
Adjusted Units	683,037,420	683,037,420

(a)          Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)         Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.